                                     BY-LAWS

                                       OF

                           MORGAN STANLEY SERIES FUNDS

                                   May 8, 2007

                                    ARTICLE I

                                   DEFINITIONS

      The terms "Commission", "Declaration", "Distributor", "Interested Person",
"Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder",
"Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meanings given them in the Declaration of Trust of the Trust, as amended from time to time. These By-Laws shall be subject to the Declaration for all purposes.

                                   ARTICLE II

                                     OFFICES

     SECTION 1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of
Boston, County of Suffolk.

      SECTION 2. OTHER OFFICES. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

      SECTION 1. MEETINGS. Meetings of the Shareholders may be called at any time by a majority of the Trustees. Meetings of the Shareholders for the purpose of considering the removal of a person serving as Trustee shall be called by the
Trustees if they are requested in writing to do so by Shareholders holding in the aggregate Shares representing not less than ten percent (10%) of the voting power of the outstanding Shares of the Trust having voting rights. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.

      SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the
Trustees in accordance with the Declaration, mailed or sent at least (ten) 10 days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the meeting was mailed or sent. Notwithstanding the foregoing, if either the
President or Secretary of the Trust, or in the absence or unavailability of the
President and the Secretary, any officer of the Trust, determines that as a result of force majeure or an act of God or war, the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available, such officer may, without further notice to
Shareholders, designate such other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      SECTION 3. RECORD DATE FOR MEETINGS. For the purpose of determining the
Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any

other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or
without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose. A determination of Shareholders entitled to notice of or to vote at a
Shareholders' meeting is effective for any adjournment(s) of the meeting unless the Trustees fix a new record date, which they shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Trustees also may select the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.

      SECTION 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the
Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.
Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.
When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share (and a proxy shall be valid if executed by any one of them), but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.
The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

      SECTION 5. QUORUM AND ADJOURNMENT. Except when a larger quorum is required by any provision of law, Shares representing a majority of the voting power of the outstanding Shares entitled to vote shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class, then Shares representing a majority (unless a larger quorum is required as specified above) of the voting power of the aggregate number of
Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. In the absence of a quorum, Shareholders entitled to cast votes representing a majority of the voting power of the outstanding Shares entitled to vote present in person or by proxy, or, where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class,
Shareholders entitled to cast votes representing a majority of the voting power of the outstanding Shares of that series or class entitled to vote present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Only Shareholders of record shall be entitled to vote on any matter.

      SECTION 6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

      SECTION 7. ACTION WITHOUT MEETING. Any action which may be taken by
Shareholders may be taken without a meeting if Shareholders holding Shares representing a majority of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the
Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

      SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chair of the Trustees or by any one of the Trustees at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary, or by the officer, Chair of the
Trustees or other Trustee calling the meeting and shall be mailed to each
Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed or sent by facsimile or other electronic means to each Trustee at his usual or last known business or residence address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.
Except as provided by law the Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

      SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

      SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive
Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the
Trustees as the Trustees may, from time to time, delegate to the Executive
Committee except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect other
Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the
Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chair of any such
Committee. In the absence of such designation a Committee may elect its own
Chair.

      SECTION 2. MEETING, QUORUM AND MANNER OF ACTING. The Trustees may:
     (i)   provide for stated meetings of any Committee;

     (ii)  specify the manner of calling and notice required for special meetings of any Committee;

     (iii) specify the number of members of a Committee required to constitute a quorum and the number of

          members of a Committee required to exercise specified powers delegated to such Committee;

     (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting; and

     (v)  authorize the members of a Committee to meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      Each Committee shall keep and maintain regular minutes of its meetings and records of decisions taken without a meeting.

      SECTION 3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be
Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by resolution provide. Any member of such board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trust. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

                                   ARTICLE VI

                       OFFICERS AND CHAIR OF THE TRUSTEES

      SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a
President, a Treasurer and a Secretary, who shall be elected by the Trustees. In addition, there shall be a Chief Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust ("Interested Trustees"), and
otherwise in accordance with rule 38a-1 (or any successor rule) under the 1940
Act, as such rule may be amended from time to time ("Rule 38a-1"). The Trustees may elect or appoint such other officers or agents of the Trust as the business of the Trust may require, including one or more Vice Presidents, one or more
Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer of the Trust or Committee the power to appoint any subordinate officers or agents. In addition, there shall be an office of Chair of the Trustees, which shall serve on behalf of the Trustees, but shall not be an office of the Trust. The office of Chair of the Trustees may be held by more than one person. Any Chair of the Trustees shall be elected by a majority of the
Trustees, including a majority of the Independent Trustees.

      SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, the Chair of the Trustees, the
President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any officer of the Trust may be, but none need be, a Trustee or Shareholder.

      SECTION 3. REMOVAL AND RESIGNATION. The Trustees, at any regular or special meeting of the Trustees, may remove any officer of the Trust with or without cause by a vote or consent of a majority of the Trustees, provided that any removal of the Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with the provisions of Rule 38a-1. The Trustees may at any time remove any Chair of the Trustees with or without cause by a vote or consent of a majority of the
Trustees, including a majority of the Independent Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee (subject to the provisions of Rule 38a-1 in the case of the Chief Compliance Officer). Any officer of the Trust or Chair of the Trustees may resign at any time by written instrument signed by him and delivered to the Trust. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer of the Trust or Chair of the Trustees resigning or removed

shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

      SECTION 4. POWERS AND DUTIES OF THE CHAIR OF THE TRUSTEES. The powers and duties of the Chair of the Trustees shall include (i) calling meetings of the
Trustees when deemed necessary, (ii) setting the agenda for meetings of the
Trustees with input from officers of the Trust and, as necessary or appropriate, the Trust's Investment Adviser and other service providers, (iii) presiding at all meetings of the Trustees, (iv) presiding at all meetings of Shareholders, except that the Chair of the Trustees may appoint the President or another officer of the Trust to preside at such meetings in place of the Chair of the
Trustees, (v) acting as a liaison between the Board of Trustees and the Trust's officers, Investment Adviser and other service providers and (vi) exercising such other powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees, provided that the Chair of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chair of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's Investment Adviser and other service providers, as deemed necessary or appropriate. In the absence or disability of the Chair of the Trustees, a majority of the Trustees, including a majority of the
Independent Trustees, shall appoint an Independent Trustee to perform the duties and exercise the powers of the Chair of the Trustees, provided that, unless and until such appointment is made, all of the Independent Trustees shall collectively perform such duties and exercise such powers.

      SECTION 5. POWERS AND DUTIES OF THE PRESIDENT. Subject to the control of the Trustees, the Chair of the Trustees and any Committees of the Trustees, the
President shall at all times exercise a general supervision and direction over the affairs of the Trust, including the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The
President shall be the chief executive officer of the Trust. The President shall have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chair of the Trustees.

      SECTION 6. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there be more than one
Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

      SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of
Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      SECTION 8. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

      SECTION 9. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the
Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may

be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      SECTION 10. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the
Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

      SECTION 11. POWERS AND DUTIES OF THE CHIEF COMPLIANCE OFFICER. The Chief
Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a-1, and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Trustees. The Chief Compliance Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his functions.

      SECTION 12. COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS OF THE
ADVISORY BOARD. Subject to any applicable law or provision of the Declaration, the compensation of the officers of the Trust and Trustees (including the Chair of the Trustees) and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees, provided that any compensation of the Chief Compliance Officer shall be approved by a majority of the Trustees, including a majority of the Independent Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

      The fiscal year of the Trust shall be as specified on Appendix A hereto, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or any series.

                                  ARTICLE VIII

                                      SEAL

      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

      Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed or sent by facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed or when a confirmation of such facsimile having been sent, or a confirmation that such electronic means has sent the notice being transmitted, is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.

                                    ARTICLE X

                           SALE OF SHARES OF THE TRUST

      The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property. The Shares, including additional
Shares which may have been repurchased by the Trust (herein sometimes referred to as "treasury shares"), may not be sold at a price less than the net asset value thereof (as defined in Article XI hereof) determined by or on behalf of the Trustees next after the sale is made or at some later time after such sale.

      No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets valued at not more than market value thereof in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

                                   ARTICLE XI

                            NET ASSET VALUE OF SHARES

      The term "net asset value" per Share of any class or series of Shares shall mean: (i) the value of all assets of that series or class; (ii) less total liabilities of such series or class; (iii) divided by the number of Shares of such series or class outstanding, in each case at the time of such determination, all as determine by or under the direction of the Trustees. Such value shall be determined on such days and at such time as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities;
and with respect to other securities and assets, at the fair value as determined in good faith by or pursuant to the direction of the Trustees or a Committee thereof, provided, however, that the Trustees, without shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act, including use of the amortized cost method. The Trustees may delegate any powers and duties under this Article XI with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per share last determined to be determined again in a similar manner and may fix the time when such predetermined value shall become effective. Determinations of net asset value made by the Trustees or their delegates in good faith shall be binding on all parties concerned.

                                   ARTICLE XII

                           DIVIDENDS AND DISTRIBUTIONS

      SECTION 1. LIMITATIONS ON DISTRIBUTIONS. The total of distributions to
Shareholders of a particular series or class paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the
Trustees, be approximately equal to the sum of:

     (i)  the net income, exclusive of the profits or losses realized upon the sale of securities or other property, of such series or class for such fiscal year, determined in accordance with generally accepted accounting principles (which, if the Trustees so determine, may be adjusted for net amounts included as

     (ii) such accrued net income in the price of Shares of such series or class issued or repurchased), but if the net income of such series or class exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income of such series or class for the following fiscal year; and

      ii) in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess ( of profits over losses on sales of securities or other property allocated or belonging to such series or class for such fiscal year.

The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the
1940 Act. For the purposes of the limitation imposed by this Section 1,

Shares issued pursuant to Section 2 of this Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

      Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to
Shareholders pursuant to clause (ii) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

      SECTION 2. DISTRIBUTIONS PAYABLE IN CASH OR SHARES. The Trustees shall have power, to the fullest extent permitted by the laws of The Commonwealth of
Massachusetts but subject to the limitation as to cash distributions imposed by
Section 1 of this Article XII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder of any series or class (whether exercised before or after the declaration of the distribution) either in cash or in Shares of such series, provided that the sum of:

     (i)  the cash distribution actually paid to any Shareholder, and

     (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or ( after the election as the
          Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash.

In the case of a distribution payable in cash or Shares at the election of a
Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his election before a given time shall be deemed to have elected to take
Shares rather than cash, or to take cash rather then Shares, or to take Shares with cash adjustment of fractions.

      The Trustees, in their sole discretion, may cause the Trust to require that all distributions payable to a shareholder in amounts less than such amount or amounts determined from time to time by the Trustees be reinvested in additional shares of the Trust rather than paid in cash, unless a shareholder who, after notification that his distributions will be reinvested in additional shares in accordance with the preceding phrase, elects to receive such distributions in cash. Where a shareholder has elected to receive distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, the Trustees, in their sole discretion, may cause the Trust to require that such Shareholder's distribution option be converted to having all distributions reinvested in additional shares.

      SECTION 3. STOCK DIVIDENDS. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of any series or class a "stock dividend" out of either authorized but unissued Shares of such series or class or treasury Shares of such series or class or both.

                                  ARTICLE XIII

                                   AMENDMENTS

      These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted, at any time by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.

                                   APPENDIX A

                  Trust                                 Fiscal Year End
                  -----                                 ---------------

       Morgan Stanley Series Funds                           07/31